UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2007
Williams Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One Williams Center
Tulsa, Oklahoma		74172-0172
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (918) 573-2000
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2007, Mr. Phillip D. Wright resigned from the Board of Directors (the “Board”) of Williams Partners GP LLC (the “General Partner”), the general partner of Williams Partners L.P. (the “Partnership”). Also on October 23, 2007, Mr. Rodney J. Sailor was elected to serve as a director of the General Partner. The Board of Directors of the Company did not name, and is not expected to name, Mr. Sailor to any committees of the Board of Directors.
There is no arrangement or understanding between Mr. Sailor and any other persons pursuant to which he was selected as a director.
Mr. Sailor currently serves as the treasurer of the General Partner and as a vice president and treasurer of The Williams Companies, Inc. (“Williams”). He will also serve as a director and treasurer of the general partner of Williams Pipeline Partners L.P., a new master limited partnership announced by Williams in July 2007 created to own and operate natural gas transportation and storage assets.
The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. Williams currently directly or indirectly owns 100% of the General Partner, which allows it to control the Partnership and an approximate 21% limited partner interest in the Partnership. Certain officers and directors of the General Partner serve as officers and/or directors of Williams. The Partnership is a party to an Omnibus Agreement with Williams and its affiliates that governs its relationship with them regarding the following matters: (i) reimbursement of certain general and administrative expenses; (ii) indemnification for certain environmental liabilities, tax liabilities and right-of-way defects; (iii) reimbursement for certain expenditures; and (iv) a license for the use of certain software and intellectual property. The Partnership is also party to a $20 million Working Capital Loan Agreement with Williams as the lender and the Partnership as the borrower. Further, the Partnership and Williams are both party to a $1.5 billion Credit Agreement (the “Credit Agreement”) with certain lenders whereby the Partnership is permitted to borrow up to $75 million for general partnership purposes, including acquisitions.
For additional relationships between Williams and its affiliates and the Partnership, please read “Certain Relationships and Related Transactions, and Director Independence” in the Partnership’s annual report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2007.
Item 7.01 Regulation FD Disclosure.
On October 23, 2007, the Partnership issued a press release announcing the election of Mr. Sailor discussed above. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated October 23, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS PARTNERS L.P.
	By:	Williams Partners GP LLC, its General Partner

Date: October 25, 2007	By:	/s/ William H. Gault
William H. Gault
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated October 23, 2007.